UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 24, 2022, Aytu BioPharma, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until November 21, 2022, to regain compliance with the Minimum Bid Price Requirement.

On November 22, 2022 the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to May 22, 2023, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

The Company intends to actively monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule under the Nasdaq Listing Rules, including enacting a reverse stock split. On October 5, 2022, the Company’s stockholders approved an amendment to its Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number up to 1-for-20. Any reverse split would be determined by and at the discretion of the Company’s board of directors, and be permissible at any time before October 4, 2023.

If the Company does not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will provide written notification to the Company that its Common Stock will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

A copy of the Company’s press release passing is attached as Exhibit 99.1

(d) Exhibits

Exhibit	Description
99.1	Press release dated November 22, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: November 22, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer